Exhibit 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
STEPHEN H.DURLAND          240 ROYAL PALM WAY, 3RD FLOOR   MEMBERS OF:
-----------------             PALM BEACH, FL   33480        AMERICAN INSTITUTE
ALSO CERTIFIED IN         (561) 822-9995 * FAX 822-9942     OF CPAS
CA, CO, GA, LA, MA,                                        *SEC PRACTICE SECTION
MD, MS, NC, NJ, NY,                                        *TAX DIVISION
SC, TX, WI                                                  FLORIDA INSTITUTE
                                                            OF CPAS


30 May 2000



Dermatology Systems, Inc.
222 Lakeview Ave., Suite 113
West Palm Beach, FL   33401


Gentlemen:

This firm is unable to complete the audit of the financial statements of Dermatology Systems as of Feburary 29, 2000 and for the year ended February 29, 2000, due to the very heavy travel schedule since February 10, 2000. We do expect to have it completed within the next week.


Sincerely,
/s/ Stephen H.  Durland
Stephen H.  Durland